BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT

     THIS BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT (the "Agreement") is entered into this 28th day of August, 1997, between PATRIOT BANK, a Pennsylvania-chartered bank having its principal office at High and Hanover Streets, Pottstown, Pennsylvania ("Seller"), and NATIONAL PENN BANK, a national banking association having its principal office at Reading and Philadelphia Avenues, Boyertown, Pennsylvania ("Purchaser").

     WHEREAS,  Seller  wishes to sell the  deposits  and  certain  assets of the
branch  office  operated  by  Seller  at  30  West  Franklin   Street,   Topton,
Pennsylvania (the "Branch").

     WHEREAS, Purchaser wishes to purchase the deposits and certain assets of the Branch.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements, covenants, representations, warranties and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser have agreed and do agree as follows:


                                    ARTICLE I
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

1.01 Effective Date. Except as otherwise provided herein, the effective date of the transactions contemplated herein (the "Effective Date") shall be the later of:

     (a) the commencement of business on the first business day (e.g., a Monday) of the first full week following the date on which all regulatory approvals required by law for the transactions contemplated hereby have been obtained and all waiting periods required by law have expired, so that the transactions contemplated hereby may be legally consummated in accordance with the terms of this Agreement; or

     (b) December 31, 1997; or

     (c) such other date as may be mutually agreed to by the parties, which agreement shall not be unreasonably withheld.

1.02  Transfer of Assets and Consideration Therefor.

     (a) Seller agrees that, subject to the terms and conditions of this Agreement, it will validly sell, assign, transfer, convey and deliver to Purchaser, on the Effective Date:


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          (i) all of its rights,  title and  interest in the real  property  and building housing the Branch, as described on Exhibit A attached hereto; and

          (ii) all of its rights, title and interest in and to all of the furnishings, fixtures and equipment used in the operation of the Branch, as described on Exhibit B attached hereto.

     (b) Purchaser agrees that on the Effective Date, subject to the terms and conditions of this Agreement, and in consideration for the aforesaid sale, assignment, transfer, conveyance and delivery:

          (i) Purchaser will pay to Seller $270,000.00 for the real property and building to be sold to Purchaser pursuant to Section 1.02(a)(i) hereof (less the amount, if any, necessary to finance environmental remediation of the real property and building pursuant to Section 5.07);

          (ii) Purchaser will pay to Seller $12,500.00 for the furnishings, fixtures and equipment to be sold to Purchaser pursuant to Section 1.02(a)(ii) hereof; and

          (iii) Except as set forth in the next following sentence, Purchaser will assume and agree to pay, perform and discharge all deposit liabilities of Seller, including accrued interest, attributed on the records of Seller to the Branch now existing or hereafter arising and existing at the commencement of business on the Effective Date of the categories set forth in Exhibit C ("Schedule of Deposit Liabilities") attached hereto (Exhibit C contains the categories and amounts of accounts as of July 31, 1997 [approximately $11.6 million], and is to be updated as of the commencement of business on the Effective Date), with only such changes therein as shall have occurred in the ordinary course of business of Seller between the date of such schedule and the Effective Date. Notwithstanding the foregoing, Purchaser shall not assume, and Seller shall retain, any deposit account which, as of the close of business on the date immediately preceding the Closing Date (defined in Section 1.07(a)), is
(1) in excess of $100,000.00, (2) due to any person who is a director of Seller or due to any entity affiliated with any such person, (3) security for a loan,
(4) tied to a loan through any automatic payment feature, or (5) overdrawn (except that Purchaser may elect, in its sole discretion, at the Closing to assume any deposit account covered by preceding subparagraph (1) or (5)).

     (c) On or before the Effective Date, Seller and Purchaser shall allocate the purchase price set forth in Section 1.02(b)(ii) among the assets to be purchased, based upon the fair market values of the various assets, and in connection therewith, Seller will permit Purchaser to cause appraisals to be made, at Purchaser's

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cost and expense,  of any of the non-real  property assets which Purchaser deems necessary.

     (d) Purchaser will make a "good-faith" deposit of $25,000.00 upon the signing of this Agreement. Upon satisfaction of its obligations under this Agreement, this deposit, plus accrued interest (which shall be accrued at the Federal Funds rate in effect on the date of this Agreement), will be credited to Purchaser as part of the Premium to be paid to Seller as set forth in Section 1.04(c).

1.03 Payment of Premium. Purchaser further agrees that on the Effective Date, subject to the terms and conditions of this Agreement, it also shall pay to Seller a core deposit premium equal to seven and one-half percent (7.5%) of the principal amount of the deposits transferred to Purchaser on the Effective Date (the "Premium").

1.04 Obligations of Seller on the Effective Date. On the Effective Date, Seller will:

     (a) deliver to Purchaser such of the assets purchased as shall be capable of physical delivery;

     (b) execute, acknowledge (if appropriate) and deliver to Purchaser a Bill of Sale as set forth in Exhibit D attached hereto, a Special Warranty Deed with respect to the real property and building described on Exhibit A attached hereto, and all such other deeds, endorsements, assignments or other instruments of conveyance, assignment and transfer as shall be reasonably necessary or advisable to consummate the sale and transfer to Purchaser of the purchased assets;

     (c) make available to Purchaser cash or immediately available funds equal to the deposits, plus accrued interest, assumed by Purchaser under Section 1.02(b)(iii) LESS the sum of:

          (i) the payments for assets set forth in Section 1.02(b)(i) and (ii), and

          (ii) the Premium (less the good-faith deposit set forth in Section 1.02(d) and the accrued interest thereon as of the Effective Date); and

     (d) assign, transfer and deliver to Purchaser such of the following records pertaining to the deposit liabilities to be assumed by Purchaser and any other records reasonably requested by Purchaser as exist and are in Seller's possession, and as are necessary to enable Purchaser to service said deposit accounts on a continuing basis:


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          (i) Signature cards, orders and contracts between Seller and customers
of  accounts  to  be  transferred  hereunder,   taxpayer  identification  number
certifications, and records relating thereto; and

          (ii) The form of rules and regulations applicable to the accounts to be transferred hereunder; and

          (iii) Other deposit files and records.

Purchaser agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the signature cards, orders, contracts, forms, taxpayer identification number certifications, and records hereinabove referred to for the joint benefit of itself and Seller, and that it will permit Seller and its representatives to inspect, and make extracts from or copies of, any such signature cards, orders, contracts, forms, taxpayer identification number certifications or records, at any reasonable time, and at the expense of Seller, as shall be reasonably necessary to Seller for purposes of its records. Seller agrees that it will preserve and safely keep for as long as may be required by applicable law, all of the files, books of accounts and records as exist and are in Seller's possession pertaining to the past history of the accounts transferred hereunder, including deposit slips, cancelled checks or withdrawal orders, for the joint benefit of itself and Purchaser, and that it will permit Purchaser and its representatives to inspect, and make extracts from or copies of, any such files, books of accounts or records, at any reasonable time and at the expense of Purchaser, as shall be reasonably necessary to Purchaser for purposes of its records.

1.05 Assumption Agreement. To evidence the assumption by Purchaser of the liabilities and obligations of Seller assumed pursuant to this Agreement, Purchaser will execute, acknowledge, and deliver to Seller, on the Effective Date, an assumption agreement in the form attached hereto as Exhibit E ("Instrument of Assumption of Certain Liabilities").

1.06 Pro-rata Adjustment of Expenses. All real estate taxes, utility payments, service contracts, insurance, and similar expenses relating to the real property on which the Branch is located, as well as Federal deposit insurance premiums, shall be pro-rated between the parties as of the Effective Date.

1.07 Settlement Procedures. Notwithstanding the fact that the transactions provided for in this Agreement are described as occurring on the Effective Date, settlement hereunder shall occur in two phases, as follows:

     (a) On the business day immediately preceding the Effective Date (e.g., the Friday immediately preceding Monday, assuming Monday is the Effective Date), Seller and Purchaser shall conduct

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a preliminary  settlement using preliminary data as of the close of business the prior business day (e.g., as of the close of business on Thursday). This settlement and the date thereof are referred to herein as the "Closing" and the "Closing Date", respectively. At the Closing, Seller and Purchaser shall (i) execute and deliver their respective closing documents and such other documents and instruments as shall be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement, and (ii) make all payments to be made hereunder to each other, including Seller's wire transfer of immediately available funds, on the basis of the preliminary settlement sheet data.

     (b) Following the Effective Date and promptly after the final data necessary to prepare a definitive settlement sheet have been accumulated, including without limitation Schedule C updated as of the close of business on the Closing Date, Seller and Purchaser shall hold a post-closing settlement for the purpose of adjusting preliminary settlement amounts using such final data. This post-closing settlement is referred to herein as the "Post-Closing". At the Post-Closing, the difference between the amount of money paid by Seller to Purchaser on the Closing Date and the amount of money as finally determined to be due hereunder shall be transferred, together with interest accrued thereon from the Effective Date (which shall be accrued at the Federal Funds rate in effect on the Effective Date), from Seller to Purchaser or from Purchaser to Seller, as the case may be. The Post-Closing shall be held within 15 business days after the Effective Date at a place, date and time mutually agreed upon by the parties.

     (c) The form of settlement sheet to be utilized at the Closing and at the Post-Closing shall be mutually agreed to by the parties prior to the Closing.

1.08  Certain Transitional Matters.  Following the Effective Date:

     (a) Purchaser agrees to pay in accordance with law, up to the collected amount on deposit (and any other funds available by reason of any agreement between the depositor and Purchaser), all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over its counters or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller, or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser. Purchaser's obligation under this Section 1.08(a) to honor checks, withdrawal or draft forms provided by Seller and carrying its imprint shall expire at the close of business on the 90th business day following the Effective Date.


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     (b) If any of such  depositors,  instead of  accepting  the  obligation  of
Purchaser to pay the deposit liabilities assumed, shall demand payment from Seller for all or any part of any such assumed deposit liabilities, Seller shall not be liable or responsible for making such payment. Instead, Seller may, at its discretion, assume custody of the check or other item presented for payment on an account which has been transferred with the Branch, batch such items and make them available to Purchaser for pick-up at Seller's office at High and Hanover Streets, Pottstown, Pennsylvania at 10:30 a.m. of the next banking day after receipt thereof by Seller. Seller shall not, at any time, be liable or responsible for making payment on such items by reason of its obtaining custody of them for transmittal to Purchaser.

Nothing herein shall be construed to relieve Seller of any liability which it may have for accepting custody of any check or other item presented for payment on an account which has been transferred with the Branch and which Seller does not timely batch or make such check or item available timely for pick-up by Purchaser in accordance with the provisions of this Section 1.08(b). In order to reduce the continuing charges to Seller through the check clearing system of the banking industry which will result from check forms of Seller being used after the Effective Date by the depositors whose accounts are assumed, Purchaser agrees, at its cost and expense, on or immediately after (and in no event without the written consent of Seller, if prior to) the Effective Date, to notify depositors of Purchaser's assumption of deposit liabilities and, at its sole cost and expense and without cost to depositors, to furnish each depositor of an assumed account with not less than fifty (50) checks on the forms of Purchaser, with instructions to utilize Purchaser's checks and to destroy unused checks of Seller as of the Effective Date. Seller hereby agrees that after the 90th business day following the Effective Date, it shall, with respect to any check or other item presented to it for payment on an account which has been transferred with the Branch, return such check or other item to the maker thereof.

     (c) Purchaser agrees, no later than the start of the second business day after demand by Seller, to pay Seller an amount equivalent to the amount of any uncollected item included in a depositor's balance on the Effective Date which is returned after the Effective Date as not collected. Purchaser shall be required to make such payment for an item only up to the amount on deposit with Purchaser at the time Seller makes the demand aforesaid.

1.09  Indemnification.

     (a) Seller shall indemnify, hold harmless and defend Purchaser from and against all losses and liabilities, including reasonable legal fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Date (other

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than  proceedings  to  prevent  or limit  the  consummation  of this  Agreement)
relating to operations at the Branch; and Seller shall indemnify, hold harmless and defend Purchaser from and against all losses and liabilities, including reasonable legal fees and expenses, arising out of any actions, suits or proceedings commenced on or after the Effective Date but which relate to operations at the Branch prior to the Effective Date. Seller agrees further to indemnify, hold harmless and defend Purchaser from and against all claims, demands, losses, liabilities, including reasonable legal fees and expenses, and obligations resulting from any material breach of any agreement, representation or warranty made by Seller in this Agreement or in any certificate delivered to Purchaser hereunder. Purchaser will give Seller written notice of a threatened or pending injury within thirty (30) calendar days, except in the case where Purchaser's first notice is its receipt of a Complaint in which case such time for giving notice shall be within fifteen (15) calendar days of its learning about such threatened or pending injury, together with a statement of facts known to it regarding such threatened or pending injury. Seller will then have forty-five (45) calendar days from the date it receives such notice to investigate the threatened or pending claim and determine whether it will elect to assume the defense of the matter. If it does so elect, Seller will be given Purchaser's full cooperation and assistance in maintaining said defense. Seller shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without Seller's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of Seller under this subsection shall survive the Effective Date.

     (b) Purchaser shall indemnify, hold harmless and defend Seller from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, which Seller may receive, suffer or incur in connection with operations at the Branch on or after the Effective Date. Purchaser agrees further to indemnify, hold harmless and defend Seller from and against all claims, demands, losses, liabilities, including reasonable legal fees and expenses, and obligations resulting from any material breach of any agreement, representation or warranty made by Purchaser in this Agreement or in any certificate delivered to Seller hereunder. Seller will give Purchaser written notice of a threatened or pending injury within thirty (30) calendar days, except in the case where Seller's first notice is its receipt of a Complaint in which case such time for giving notice shall be within fifteen (15) calendar days of its learning about such threatened or pending injury, together with a statement of facts known to it regarding such threatened or pending injury. Purchaser will then have forty-five (45) calendar days from the date it receives such notice to investigate the threatened or pending injury and determine whether it will elect to assume the defense of the matter. If it does so elect, Purchaser will be given Seller's full cooperation and assistance in maintaining such defense. Purchaser

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shall  not be  liable  for any  amounts  in  settlement  of a claim or action as described above if such settlement is effected without Purchaser's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of Purchaser under this subsection shall survive the Effective Date.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as follows:

2.01 Corporate Organization and Powers. Seller is a bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Seller has the corporate power and authority to own or lease its properties, to effect the transactions contemplated hereby, and to carry on its business as presently conducted. Seller's deposits are insured by the Savings Association Insurance Fund, subject to monetary limits established by law and regulation.

2.02  Title to Property; Encumbrances; Leases; Other.

     (a) Seller has good and marketable title to the real property, furnishings, fixtures and equipment to be transferred to Purchaser pursuant to this Agreement, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any nature whatsoever which would materially interfere with or otherwise prevent Purchaser from conducting the operation of a branch banking office with respect to the real estate or which would interfere with or otherwise prevent Purchaser from the ownership, possession and quiet enjoyment of the other assets or ownership of the deposit business to be transferred in accordance with this Agreement.

     (b) To the knowledge of Seller, there is no condemnation proceeding pending or threatened which would preclude or impair the use of the Branch as presently being used in the conduct of the business of Seller.

     (c) The real property, furnishings, fixtures and equipment being sold are all of the physical assets used by Seller to conduct the business of the Branch as of the date hereof; the banking equipment comprising part of the assets being sold is in good operating condition and repair, giving consideration to its age and use and subject to ordinary wear and tear. Purchaser, acknowledges and agrees that all such property is being sold "as is" and without any warranties, express or implied, other than those specified in this subsection. There are no items of personal property used by Seller to conduct the business of the Branch as of the date hereof that are leased. There is no automated teller machine
(ATM) located at the Branch.

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     (d) No notice of any violation of zoning laws,  building,  fire,  and other regulating laws, statutes, ordinances and regulations relating to the Branch has been received by Seller and is currently outstanding and uncured.

     (e) Seller does not conduct any safe deposit box or safekeeping business at the Branch.

2.03 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) the articles of incorporation or bylaws of Seller; (b) any provision of any agreement or any other restriction of any kind to which Seller is a party or by which Seller or any of its assets is bound; or (c) any statute, law, decree, regulation or order of any governmental authority known to Seller, once the governmental consents referred to in this Agreement are obtained, or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which Seller is a party.

2.04 Corporate Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Seller. No further corporate authorization on the part of Seller is necessary to consummate such transactions.

2.05 No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of Seller threatened, against Seller, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by this Agreement or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the transactions contemplated herein or any notice, approval, consent or permission required to be obtained by Seller hereunder.

2.06 Disclosure. No representation or warranty of Seller contained in this Agreement or in any schedule, exhibit or other document furnished, or to be furnished on or before the Effective Date, by Seller contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact necessary in order to make the statements contained therein not misleading.

2.07 Non-Solicitation of Business. Seller will not, for twelve (12) months subsequent to the Effective Date, directly compete for or solicit customers whose deposit accounts have been transferred hereunder. It is the intention of the parties that Seller shall not directly solicit customers whose deposit accounts are being transferred, but Purchaser recognizes and agrees that Seller cannot control mass mailing, distribution of statement "stuffers" or other advertising materials to persons who also hold accounts at other

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branches of Seller or newspaper,  radio,  television and internet advertisements of a general nature, and that Seller cannot control the solicitation of such customers who enter other premises of Seller, use Seller's website or make e-mail or telephone inquiries of Seller. Further, nothing in this subsection shall preclude Seller from servicing customers that have a borrowing or trust relationship with Seller on the Effective Date.

2.08 Restriction on New Branch. Seller shall not open a new retail banking office within the market area of the Branch (defined as a five mile radius around the Branch) for a period of one year following the Effective Date. This restriction shall not affect any banking branch being operated by Seller as of the date of this Agreement, nor shall such restriction preclude Seller from acquiring or being acquired by another financial institution which may have branches within such market area.

2.09 Limitation of Warranties. Except as may be expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any assets being transferred to Purchaser or any liabilities or obligations being assumed by Purchaser.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.01 Corporate Organization. Purchaser is a national bank duly organized, validly existing and in good standing under the laws of the United States. Purchaser has the corporate power and authority to own or lease its properties, to effect the transactions contemplated hereby, and to carry on its business as presently being conducted. Purchaser is a member of the Federal Reserve System and its deposits are insured by the Bank Insurance Fund, subject to monetary limits established by law and regulation.

3.02 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) the articles of association or bylaws of Purchaser; (b) any provision of any agreement or any other restriction of any kind to which Purchaser is a party or by which Purchaser or any of its assets is bound; or (c) any statute, law, decree, regulation or order of any governmental authority known to Purchaser, once the governmental consents referred to in this Agreement are obtained, or will result in a default under, or cause the acceleration of the maturity of, any obligation or agreement to which Purchaser is a party.

3.03 Corporate Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated

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hereby,  have been duly  authorized by the Board of Directors of  Purchaser.  No further corporate authorization on the part of Purchaser is necessary to consummate such transactions.

3.04 No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of Purchaser threatened, against Purchaser, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by this Agreement or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the transactions contemplated herein or any approval, consent or permission required to be obtained by Purchaser hereunder.

3.05 Disclosure. No representation or warranty of Purchaser contained in this Agreement or in any schedule, exhibit, certificate or other document furnished, or to be furnished on or before the Effective Date, by Purchaser contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact necessary in order to make the statements contained therein not misleading.


                                   ARTICLE IV
                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE

4.01 Conduct of Business. Prior to the Effective Date, and except as otherwise consented to by Purchaser:

     (a) Seller will carry on the business of the Branch diligently, in a commercially reasonable manner, and substantially in the same manner as on the date hereof; Seller will not hold any special deposit promotions at the Branch; and Seller will not, with regard to the Branch, engage in any one or more activities or transactions which shall be outside of the ordinary course of the business of the Branch as conducted on the date hereof, except for activities or transactions expressly contemplated by this Agreement; and

     (b) Seller will use its best efforts to preserve intact its business operations as conducted at the Branch on the date hereof; Seller further agrees to use its best efforts to preserve for Purchaser the goodwill of its customers and others having relations with the business normally conducted at the Branch, and to cooperate with and assist Purchaser in assuring the orderly transition of such business from Seller to Purchaser; and

     (c) Nothing in this Section 4.01 shall be construed as requiring Seller to engage in any activities or efforts outside of the ordinary course of business as presently conducted.

                                    ARTICLE V
        OBLIGATIONS OF THE PARTIES PRIOR TO AND AFTER THE EFFECTIVE DATE

5.01 Full Access. Seller shall afford to the officers and authorized representatives of Purchaser access to properties, books and records pertaining to the Branch in order that Purchaser may have full opportunity to make such reasonable investigations at such reasonable times as it shall desire, of the affairs of Seller relating to the Branch, and the officers of Seller will furnish Purchaser with such additional financial and operating data and other information as to its business and properties at the Branch as Purchaser shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the transactions contemplated hereby. Nothing in this Section 5.01 shall be deemed to require Seller to breach any obligation of confidentiality. Purchaser shall, and shall cause its directors, officers, employees and authorized representatives to, hold in strict confidence all data and information obtained by it from Seller and not use such data and information for any purpose unless and until the transactions contemplated herein are consummated.

5.02 Requirements of Regulatory Authorities. Seller shall, as soon as is practicable, notify the proper regulatory authorities of its intent to terminate operation of the Branch and to consummate the transactions contemplated by this Agreement and thereafter shall: (a) comply with the requirements imposed by such authorities in order to effectuate such transactions; and (b) use its good faith efforts to obtain any required approval of such regulatory authorities to cease operating the Branch. Seller agrees that it shall pay all regulatory application or notice fees, if any, incurred pursuant to this Section 5.02.

5.03 Regulatory Application to Effect the Purchase of Assets and Assumption of Liabilities. Purchaser shall prepare and file, with the assistance of Seller, as soon as practicable, but in no event later than thirty (30) days following the date of this Agreement, an application, as required by law, to the appropriate Federal and/or State regulatory authorities for approval to effect the transactions contemplated hereby, and the parties hereto shall, if required by applicable statute or regulation, publish appropriate notice of such transactions. The parties agree to use their good faith efforts to obtain such approvals in a diligent manner and on a priority basis, and Purchaser further agrees to prepare the application in a diligent manner and on a priority basis. Purchaser agrees that it shall pay all regulatory application or notice fees, if any, incurred pursuant to this Section 5.03.

5.04 Further Assurances. Each party hereby agrees to execute and deliver such instruments and to take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement, and Seller agrees to give such bills of sale, acknowledgements and other instruments or conveyance and transfer as, in the reasonable judgment of Purchaser, shall be necessary and appropriate to vest in Purchaser, or further evidence, legal and equitable title to the assets of Seller being sold hereunder, free and clear of all liens and encumbrances. Purchaser shall be responsible for the costs of examining title, surveys and recording of documents.

5.05 Right to Intervene. In the event that any litigation is instituted against Purchaser under or in connection with this Agreement, Seller shall have the right, in its sole discretion, to intervene in such litigation, and Purchaser does hereby consent to such intervention.

5.06 Seller's Employees. Purchaser shall not be obligated to offer employment to any employee of Seller employed at the Branch. Seller shall indemnify, hold harmless and defend Purchaser from and against all claims, demands, losses, liabilities, including reasonable legal fees and expenses, and obligations arising out of Purchaser's non-offer of employment to any of Seller's employees employed at the Branch.

5.07 Environmental Audit; Remediation. At any time within 60 days of the date of this Agreement, Seller shall afford Purchaser the opportunity, and Purchaser shall have the right, to cause a Phase I Environmental Assessment to be performed, at Purchaser's cost and expense, on the real property and building housing the Branch. Purchaser shall deliver to Seller a copy of any such environmental assessment report promptly upon Purchaser's receipt thereof. If any such environmental assessment report shall indicate that environmental remediation work is necessary or desirable in Purchaser's good faith judgment, the cost of same, determined by Purchaser in good faith based on third party quotes (copies of which shall be delivered to Seller), shall be deducted from the purchase price otherwise payable pursuant to Section 1.02(b)(i).

5.08 Seller's Depositors. At any time prior to the Effective Date, Seller shall afford Purchaser the opportunity, and Purchaser shall have the right, to send a letter or other written communication to each depositor whose deposit account at the Branch is expected to be transferred to Purchaser upon consummation of the transactions contemplated hereby, subject to Seller's prior approval of the content thereof, which approval shall not be unreasonably withheld.

5.09  Forms 1099 and Other Tax Forms.

     (a) Seller shall provide each depositor whose account is transferred to Purchaser hereunder a completed Form 1099 with respect to interest paid or credited to such account for the period from January 1, 1997 to the Effective Date (unless no such form is required by law for such account) and any other tax forms required by law to be provided to such depositor or to the Internal Revenue Service with respect thereto.

     (b) Purchaser shall provide each depositor whose account is transferred to Purchaser hereunder a completed Form 1099 with respect to interest paid or credited to such account for any period beginning on the Effective Date (unless no such form is required by law for such account) and any other tax forms required by law to be provided to such depositor or to the Internal Revenue Service with respect thereto.

5.10 Branch Phone Numbers. Prior to and after the Effective Date, Seller shall cooperate with Purchaser and take all reasonable steps, but without any obligation to incur any out-of-pocket expense, to assist Purchaser in having all telephone numbers in use at the Branch on the date of this Agreement assigned to Purchaser for Purchaser's sole use from and after the Effective Date.


                                   ARTICLE VI
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

Each and every obligation of Purchaser under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

6.01  Representations and Warranties True; Obligations Performed.

     (a) The representations and warranties made by Seller in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

     (b) Seller shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Date.

6.02 Absence of Material Adverse Change. From the date of this Agreement until the Effective Date, there shall have been no material adverse change, not cured, in the business or material conditions (financial or otherwise) of the Branch, except for any changes permitted by the terms hereof or consented to by Purchaser.

6.03 Seller's Officer Certificate. Seller shall have delivered to Purchaser a certificate of its President, dated the Effective Date, certifying to the fulfillment of the conditions referred to in Sections 6.01 and 6.02 hereof.

6.04 Opinion of Seller's Counsel. Purchaser shall have received an opinion of counsel for Seller, dated the Effective Date, to the effect that (a) Seller has been duly organized and is validly existing, (b) Seller has duly authorized the execution and delivery of this Agreement and the performance by Seller of each of its obligations hereunder, (c) this Agreement and the instruments delivered by Seller pursuant hereto are valid, binding and enforceable against Seller in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity), (d) any consents, approvals, permissions or authorizations required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by Seller of its obligations hereunder and the transactions contemplated by Seller herein have been obtained, and (e) to the best of its knowledge, there is no action, suit, proceeding, inquiry, or investigation, at law or in equity, or before any court, public board or body, pending or threatened, against Seller wherein an unfavorable decision, ruling or finding would materially and adversely affect the consummation, validity or enforceability of the transactions contemplated hereby.


                                   ARTICLE VII
                       CONDITIONS TO SELLER'S OBLIGATIONS

Each and every obligation of Seller under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

7.01  Representations and Warranties True; Obligations Performed.

     (a) The representations and warranties made by Purchaser in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

     (b) Purchaser shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Date.

7.02 Purchaser's Officer Certificate. Purchaser shall have delivered to Seller a certificate of its President, dated the Effective Date, certifying to the fulfillment of the conditions referred to in Section 7.01 hereof.

7.03 Opinion of Purchaser's Counsel. Seller shall have received an opinion of counsel for Purchaser, dated the Effective Date, to the effect that (a) Purchaser has been duly organized and is validly existing, (b) Purchaser has duly authorized the execution and delivery of this Agreement and the performance by Purchaser of each of its  obligations  hereunder,  (c)  this  Agreement  and the  instruments delivered by Purchaser pursuant hereto are valid, binding and enforceable against Purchaser in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity), (d) any consents, approvals, permissions or authorizations required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by Purchaser of its obligations hereunder and the transactions contemplated by Purchaser herein have been obtained, and (e) to the best of its knowledge, there is no action, suit, proceeding, inquiry, or investigation, at law or in equity, or before any court, public board or body, pending or threatened, against Purchaser wherein an unfavorable decision, ruling or finding would materially and adversely affect the consummation, validity or enforceability of the transactions contemplated hereby.


                                  ARTICLE VIII
               CONDITIONS TO SELLER'S AND PURCHASER'S OBLIGATIONS

Each and every obligation of the parties under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

8.01 Approvals of Governmental Authorities. The approvals by the appropriate regulatory authorities of the transactions contemplated hereby shall have been obtained; such approvals shall contain no burdensome conditions, as reasonably determined by the Board of Directors of Purchaser; the approval of the appropriate regulatory authorities to the establishment and operation by Purchaser of a branch bank at the present location of the Branch shall have been obtained; and termination of banking operations conducted by Seller at the Branch location and Seller's consummation of the transactions contemplated hereby shall not have been objected to by any regulatory authority.

8.02 Absence of Litigation. On the Effective Date, no action, suit or proceeding shall be pending or threatened: (i) against Seller which might materially and adversely affect the business, deposits, properties and assets of the Branch; or
(ii) against either party which seeks to prohibit consummation of the transactions contemplated hereby.


                                   ARTICLE IX
                                   TERMINATION

9.01 Methods of Termination. This Agreement may be terminated at any time, but not later than the Effective Date:

     (a) By mutual agreement of the Boards of Directors of Purchaser and Seller; or

     (b) By the Board of Directors of Purchaser if any of the conditions provided for in Article VI of this Agreement shall not have been met or waived in writing by Purchaser; or

     (c) By the Board of Directors of Seller if any of the conditions provided for in Article VII of this Agreement shall not have been met or waived in writing by Seller; or

     (d) By the Board of Directors of either party if any of the conditions provided for in Article VIII shall not have been met; or

     (e) By the Board of Directors of either party if the Effective Date has not occurred on or before March 31, 1998.

9.02 Procedure Upon Termination. In the event of termination pursuant to Section
9.01 hereof, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or parties having the right to terminate. If this Agreement is terminated as provided herein:

     (a) Each party will redeliver all documents, work papers and other materials of the other party relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

     (b) All information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons to the detriment of the party furnishing such information or if otherwise prohibited by state or federal law.

     (c) Nothing contained in this Article IX shall be deemed to excuse either party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

9.03 Disposition of "Good Faith" Deposit. If this Agreement is terminated by Purchaser for any reason other than any of the conditions provided for in
Article VI or Article VIII of this Agreement not having been met or waived (other than any required regulatory approval) in writing by Purchaser, then in addition to such other rights as Seller may have, Seller shall be entitled to retain the "good faith" deposit made by Purchaser pursuant to Section 1.02(d)
plus accrued interest thereon. In all other cases of termination of this Agreement, Seller shall return to Purchaser the "good faith" deposit plus accrued interest thereon, promptly after termination of the Agreement.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.01 Amendment and Modification. The parties hereto, by mutual consent of their respective duly authorized officers, may amend, modify and supplement this Agreement in such manner as my be agreed upon by them in writing.

10.02 Assignment. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, prior to the Effective Date, by either party hereto without the prior written consent of the other.

10.03 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.04 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

10.05 Survival of Representations and Warranties. The respective representations and warranties of the parties hereto contained herein shall survive for a period of one year after the Effective Date, unless stated otherwise herein.

10.06 Payment of Expenses. Each party hereto shall pay for its own expenses and costs in connection with the carrying out of this Agreement, except as otherwise provided herein. Any expenses, fees and costs related to notices to depositors of the assumption of deposit liabilities provided for in this Agreement shall be paid by Purchaser. Applicable transfer taxes and the cost of appraisal by Douglas Haring & Co. of the real property referred to in Section 1.02(a)(i) hereof shall be borne one-half by Seller and one-half by Purchaser.

10.07 Entrance and Exit Fees. In the event that the SAIF imposes an Exit Fee as a term or condition of the regulatory approval of the transactions contemplated by this Agreement, Seller shall pay such fee. Likewise, if as a term or condition of the regulatory approval the insurance fund insuring Purchaser's deposits imposes an entrance fee on the deposits purchased, Purchaser shall pay such fee.

10.08 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania except to the extent Federal law controls.

10.09 Public Disclosure. Purchaser and Seller, and their respective officers, directors, employees and agents, shall cooperate with each other in good faith, consistent with their respective legal obligations, in the preparation and distribution of any press release, announcement, public notice or notice to local officials regarding this Agreement, or the transactions contemplated hereby, to be made prior to the Effective Date. Approval of any public disclosure proposed by Seller or Purchaser, as the case may be, shall not to be unreasonably withheld by the other.

10.10 Addresses for Notices. All notices, requests, demands and other communications provided for hereunder and under the related documents shall be in writing (including telegraphic communications) and mailed (by registered or certified mail) or telegraphed or delivered to the applicable party at the addresses indicated below.

     If to Seller, to:

          Joseph W. Major
          President and Chief Executive Officer
          Patriot Bank
          Hanover and High Streets
          Pottstown, Pennsylvania 19464

     If to Purchaser, to:

          Wayne R. Weidner
          President and Chief Executive Officer
          National Penn Bank
          Reading and Philadelphia Avenues
          Boyertown, Pennsylvania  19512

or, as to each party, to such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed as of the date first written above.

                                             PATRIOT BANK

(Corporate Seal)
                                             By: /s/ Joseph W. Major
                                                 ------------------------------
                                                 Joseph W. Major,
                                                 President and Chief
                                                 Executive Officer


                                             NATIONAL PENN BANK

(Corporate Seal)
                                             By: /s/ Wayne R. Weidner
                                                 ------------------------------
                                                 Wayne R. Weidner,
                                                 President and Chief
                                                 Executive Officer

                                                                       EXHIBIT A

                          DESCRIPTION OF REAL PROPERTY


     ALL THAT CERTAIN lot or piece of ground, together with the buildings erected thereon, situate on the South side of West Franklin Street in the Borough of Topton, County of Berks, Commonwealth of Pennsylvania, bounded and described as follows, to wit:

     On the North by said Franklin Street;
     On the East by property now or late of Robert A. Gallmoyer and Carrie S. Gallmoyer, his wife;
     On the South by a twenty feet wide alley; and On the West by property now or late of Lewis Keeler.

     CONTAINING in front on said West Franklin Street 119 feet 6 inches, more or less, and in depth to said twenty feet wide alley to the rear, 181 feet 3 inches, the width in the rear being somewhat less than the frontage.

     BEING the residue portion of the same premises which James F. Hass, widower, and Max R. Croddy, widower, by their deed dated August 26, 1954, and recorded August 31, 1954, in Deed Book Volume 1157, page 542, Berks County Records, granted and conveyed unto Victor J. Boyer and Hilda M. Boyer, his wife.

     BEING the same premises which Victor J. Boyer and Hilda M. Boyer, his wife, by their deed dated May 28, 1974, and recorded May 29, 1974, in Deed Book Volume 1652, page 610, Berks County Records, granted and conveyed unto Topton Savings and Loan Association, a savings association organized and existing under the laws of the Commonwealth of Pennsylvania.

                                                                       EXHIBIT B


                       FURNISHINGS, FIXTURES AND EQUIPMENT

TOPTON EQUIPMENT

Conference Room                        Kitchen/Lounge
Large Table                            Dinette Table (2 chairs)
Chairs (12)                            End Table
End Table                              Emerson Microwave
Credenza                               Norelco Toaster Oven
Lamps (2)                              Acme Stove/Sink/Refrigerator/Closet
Telephone                              Wall Mounted Cabinet
                                       Paper Towel Disp. (wall mounted)
                                       Cup Disp. (wall mounted)
Lobby
Card Table
Chairs (2)                             Storage Area
Lamps (2)                              5 Shelf Metal Stands (5)
End Table                              Large File Cabinet (4 drawer)
Check Writing Desks (2)                Free Standing Check Box/Lock
Mirror (wall mounted)                  Fabric Board
Disclosure Board (wall mounted)        Kodak Microfilmer
White Board                            Olympia Typewriter
American Flag (Floor Model)            Teller Cash Drawer

CSR/MGR Office
Desk/Chair                             Utility Room
Chairs(2)                              Ladder
Tables (3)                             Hours of Operation Sign
File Cabinet (2 drawer)                6 ft. tables (2)
Telephone                              Lawn Mower
Olympia Typewriter                     Chair
Lamp                                   5 Shelf Metal Stand
                                       Various Garden Equipment
Teller Area                            Wall Mounted Sink
Desk/Chair                             Coffee Table
Teller Stools (3)
Telephones (3)                         MISC.
IBM Actionwriter Typewriter            Victor Calculators (3)
Brandt Bill Counter                    Monroe Calculator
File Cabinets (2-4 drawers ea.)        Sharp Calculator
Brandt Coin Counter                    CCTV Camera System (Kriebel)
Canon Check Filmer                       Cameras, VCR, Alarm Pad
Rate Board (wall mounted)              Trash Cans (5)
Metal Gold Eagle Wall Hanging          Fire Extinguishers (2)
Borroughs Checkwriter                  Patriot Bank Sign (outside-free standing)
Wall Clock                             Undercounter Steel
                                       Teller Counter

                                                                       EXHIBIT C

                 SCHEDULE OF DEPOSIT LIABILITIES EXPECTED TO BE
                        TRANSFERRED AS OF JULY 31, 1997 *

                                      Number of
                                       Accounts                Amount

Savings and Checking Accounts

Passbook Savings                          646              $1,055,680.89

Money Market                              130               1,555,618.96

Non-interest Checking                     141                 151,344.05

Interest Checking                         421                 976,561.16
                                        -----              -------------

         Sub-total                      1,338              $3,739,205.06
                                        =====              =============


Certificates of Deposit
         (Original Maturities)

Passbook                                   --              $          --

7 to 89 Days                               --                         --

3 Months                                    2                     610.69

6 Months                                   14                  85,621.46

1 to 2 Years                              385               3,088,519.99

2 to 3 Years                              152               1,382,011.16

3 to 4 Years                               22                 142,363.40

4 to 5 Years                              104                 837,616.95

6 to 7 Years                                5                  31,638.06

8 plus Years                              207               1,643,297.92
                                        -----              -------------

         Sub-total                        891              $7,211,679.63
                                        =====              =============


                  Total *               2,229             $10,950,684.69
                                        =====             ==============

_________________

  * Excludes any deposit account which, as of the close of business on the date immediately preceding the Closing Date (defined in Section 1.07(a) of the Branch Purchase Agreement), is (1) in excess of $100,000, (2) due to any person who is a director of Seller or due to any entity affiliated with any such person, (3) security for a loan, (4) tied to a loan through any automatic payment feature, or (5) overdrawn (except that Purchaser may elect, in its sole discretion, at the Closing to assume any deposit account covered by preceding subparagraph (1) or (5)).

                                                                       EXHIBIT D


                      BILL OF SALE AND ASSIGNMENT OF ASSETS

     THIS BILL OF SALE AND ASSIGNMENT OF ASSETS ("Bill of Sale") is made as of the day of , 1997 by PATRIOT BANK, a Pennsylvania-chartered bank.

     WHEREAS, Patriot Bank, Pottstown, Pennsylvania, a Pennsylvania-chartered bank ("Seller"), and National Penn Bank, Boyertown, Pennsylvania, a national banking association ("Purchaser"), entered into a Branch Purchase and Deposit Assumption Agreement, dated August 28, 1997 (the "Purchase Agreement"), which among other things, provides that Purchaser will purchase from Seller its branch office operations located at 30 West Franklin Street, Topton, Pennsylvania (the "Branch"); and

     WHEREAS, Seller will sell, assign and transfer to Purchaser all of Seller's right, title and interest in and to the furnishings, fixtures and equipment used in Seller's operation of the Branch (collectively, the "Assets"), as more particularly set forth in the Purchase Agreement;

     NOW, THEREFORE, for and in consideration of the payment by Purchaser pursuant to the terms of the Purchase Agreement of the purchase price for the Assets, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained in the Purchase Agreement and pursuant to the subject to the terms thereof, Seller does hereby sell, assign, transfer, convey and deliver to Purchaser all of Seller's right, title and interest in and to the Assets including, without limitation, the furnishings, fixtures and equipment used in the operation of the Branch as described on Exhibit B attached hereto and incorporated herein by reference.

     Seller hereby agrees, from and after the date hereof upon the reasonable request of Purchaser, to execute such other documents or instruments as Purchaser may reasonably require in order to obtain the full benefit of this Bill of Sale.

     Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon any person or entity other than Purchaser any remedy or claim, and all the terms and conditions of this instrument shall be for the sole and exclusive benefit of Purchaser and its successors and assigns.

Attest:                                 PATRIOT BANK


                                        By:
Name:                                        Name:
Title:                                       Title:

Agreed and acknowledged:

Attest:                                 NATIONAL PENN BANK


                                        By:
Name:                                        Name:
Title:                                       Title:

                                                                       EXHIBIT E

                 INSTRUMENT OF ASSUMPTION OF CERTAIN LIABILITIES

     KNOW ALL MEN BY THESE PRESENTS THAT:

     WHEREAS, Patriot Bank, a Pennsylvania-chartered bank ("Seller"), and National Penn Bank, a national banking association organized under the laws of the United States ("Purchaser"), are parties to a certain Branch Purchase and Deposit Assumption Agreement dated August 28, 1997 (the "Agreement"), pursuant to which, for the consideration and upon other terms and conditions therein prescribed, Seller is this day transferring, conveying, assigning and delivering to Purchaser certain of Seller's assets located at 30 West Franklin Street, Topton, Pennsylvania (the "Branch").

     WHEREAS, the Agreement requires that, in connection with the transfer, assignment, conveyance and delivery to Purchaser of such assets, Purchaser shall assume, discharge and pay certain liabilities and duties of Seller;

     NOW, THEREFORE, in consideration of and in accordance with the provisions of the Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser hereby agrees to assume, discharge and pay when due the deposit liabilities of Seller, with accrued interest, attributed on the records of Seller to the Branch at the close of business on the date immediately preceding the date of this instrument.

     IN WITNESS WHEREOF, Purchaser has caused this instrument to be executed on its behalf by its duly authorized officers and its corporate seal to be affixed hereto this day of , 1997.

                                        NATIONAL PENN BANK


                                        By:
                                            Name:
                                            Title:

(Corporate Seal)
                                        Attest:
                                                Name:
                                                Title:
AGREED:

PATRIOT BANK


By:
    Name:
    Title: